Exhibit 21


                   SUBSIDIARIES OF FIRST HEALTH GROUP CORP.



 First Health Strategies, Inc.       First Health Insurance Services, Inc.
 Incorporated in Delaware            Incorporated in Illinois

 First Health Services Corporation   First Health Benefits Administrators Corp.
 Incorporated in Virginia            Incorporated in Illinois

 First Health Life & Health          American Life and Health Insurance Company
 Insurance Company                   Incorporated in Missouri
 Incorporated in Texas

 First Health Realty, Inc.           First Health Strategies of Ohio, Inc.
 Incorporated in Utah                Incorporated in Ohio

 First Health Services of Arkansas,  Cambridge Life Insurance Company
 Inc.                                Incorporated in Missouri
 Incorporated in Arkansas

 CCN Managed Care, Inc.              Preferred Works, Inc.
 Incorporated in Delaware            Incorporated in Delaware

 First Health Services of South      First Health Strategies of Utah, Inc.
 Carolina, Inc.                      Incorporated in Utah
 Incorporated in Delaware

 First Health Strategies of Texas,   First Health Insurance Agency, Inc.
 Inc.                                Incorporated in Massachusetts
 Incorporated in Texas

 First Health Strategies of New      First Health Services of Tennessee, Inc.
 Mexico, Inc.                        Incorporated in Tennessee
 Incorporated in New Mexico

 First Health Strategies of          First Health Services of Florida, Inc.
 Pennsylvania Inc.                   Incorporated in Delaware
 Incorporated in Pennsylvania

 Midwest Benefits Corporation        First Health Services of Montana, Inc.
 Incorporated in Michigan            Incorporated in Delaware

 First Peer Review of Tennessee,     First Peer Review of Oregon
 Inc.                                Incorporated in Delaware
 Incorporated in Delaware

 First Health Services of North      First Peer Review of Michigan, Inc.
 Carolina, Inc.                      Incorporated in Delaware
 Incorporated in Delaware

 First Health Services of New York,  First Peer Review of Ohio, Inc.
 Inc.                                Incorporated in Delaware
 Incorporated in Delaware

 First Peer Review of Colorado       First Peer Review of Arizona, Inc.
 Incorporated in Delaware            Incorporated in Delaware